Exhibit 10.9

RESTRICTED UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), is made, effective as of January     , 2006, (the “Grant Date”), between Team Health Holdings, L.L.C. (the “Company”) and              (hereinafter called the “Participant”).

WHEREAS, the Company has adopted the Ensemble Acquisition LLC (now Team Health Holdings, LLC) 2005 Unit Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan or in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 22, 2005 (the “LLC Agreement”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its equityholders to grant the restricted unit award provided for herein (the “Restricted Unit Award”) to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of the Restricted Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Unit Award of              Class B Common Units and              Class C Common Units in the Company (hereinafter called the “Restricted Units”). The Restricted Units shall vest in accordance with Section 2 hereof.

2. Vesting

(a)              Class B Common Units and              Class C Common Units shall immediately vest as of the Effective Date. Subject to the Participant’s continued Employment with the Company, the remainder of the Restricted Units shall vest daily over the fifty-eight month period commencing with the Grant Date so that one hundred percent (100%) of the Units initially granted hereunder shall be vested, to the extent not previously forfeited, by the fifth anniversary of the Grant Date. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Units, such fractional Units shall not be deemed vested hereunder but shall vest when such fractional Units aggregate whole Units.

(b) If the Participant’s Employment with the Company is terminated for Cause, all Restricted Units, whether or not vested, shall be forfeited by the Participant without consideration.

(c) If the Participant’s Employment with the Company is terminated for any reason other than a termination by the Company for Cause, the Restricted Units shall, to the extent not then vested, be forfeited by the Participant without consideration (other than reimbursements for any U.S. federal or state income taxes paid by Participant with respect to the fair market value of the Restricted Units as of the Grant Date as reported by Participant pursuant to his or her election under Section 83 of the Code).

(d) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control the Restricted Units shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

3. Certificates. In the event that Units are certificated pursuant to the LLC Agreement, Unit Certificates evidencing the Restricted Units shall be issued by the Company and shall be registered in the Participant’s name on the Unit transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Units pursuant to Section 2. As a condition to the receipt of this Restricted Unit Award, the Participant shall execute and deliver a counterpart to the LLC Agreement or supplement agreement thereto in the form provided by the Company. The Management Member hereby acknowledges that the LLC Agreement contains certain restrictions on the transfer of membership interests of the Company, and hereby agrees and acknowledges that such Management Member will be bound by the LLC Agreement, with respect to all of such Management Member’s membership interests in the Company, as a “Management Member” for all purposes under the LLC Agreement. No Unit Certificates shall be issued for fractional Units.

4. Rights as a Unit Holder. The Participant shall be the record owner of the Restricted Units until or unless such Restricted Units are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to the rights and subject to all of the obligations of the other equityholders of the Restricted Units of the Company subject to the terms and conditions of the LLC Agreement. Without limiting the generality of the foregoing, (i) no cash or in-kind dividends or other distributions shall be paid with respect to the Restricted Units which have not previously vested, and (ii) the Restricted Units shall be subject to the limitations on transfer and encumbrance set forth in Article V of the LLC Agreement.

5. Right to Drag-Along.

(a) Prior to a Qualified IPO, any Transfer proposed by Ensemble Parent LLC (“Parent”) of a majority of the outstanding Class A Common Units to any Person (other than to an Affiliate of Parent) shall be subject to the provisions of this Section 5.

(b) If Parent enters into a definitive agreement for a Transfer which is subject to this Section 5 (the “Drag-Along Sale”), then Parent may, within 15 days following the execution of such agreement, send written notice (the “Drag-Along Notice”) to Participant notifying him or her that he or she will be required to Transfer the number of Restricted Units of each class held by the Participant multiplied by a fraction (the “Drag-Along Fraction”) the numerator of which is the aggregate number of Class A Common Units proposed to be sold by Parent as reflected in the Drag-Along Notice and the denominator of which is the total number of Class A Common Units which are held by Parent (the “Dragged Units”). Such Drag-Along Notice shall set forth the name of the proposed Transferee, the proposed amount and form of consideration and the other terms and conditions of the offer, including a copy of the definitive agreement relating to the Drag-Along Sale. Upon receipt of a Drag-Along Notice, the

Participant shall be required to Transfer its Dragged Units to such proposed transferee at the same price (subject to Section 5(d) below) and on the same terms as those governing the Drag-Along Sale, including making the same representations, warranties, covenants, indemnities and agreements that Parent agrees to make (except that, in the case of representations and warranties pertaining specifically to Parent, the Participant shall make the comparable representations and warranties pertaining specifically to itself); provided that all representations, warranties and indemnities shall be made by the Participant severally and not jointly with the other participating Members and that the liability of the Participant thereunder shall be borne by him or her on a pro rata basis based on the amount of the proceeds received by the Participant pursuant to Section 5(d) below. The Participant shall be responsible for his or her proportionate share of the costs and expenses incurred in connection with such Transfer to the extent not paid or reimbursed by the Company or the purchaser.

(c) If the Drag-Along Sale is not consummated within 180 days of the date of the Drag-Along Notice, then the provisions of this Section 5 shall terminate and be of no further force and effect with respect to such Drag-Along Sale; provided that, if such Drag-Along Sale is subject to prior regulatory approval, such 180-day period shall be extended until the expiration of 30 days after all such approvals have been received, but in no event later than 365 days following the date of the Drag-Along Notice.

(d) The proceeds of a Drag-Along Sale shall be allocated amongst the participating Members as if such payment were a distribution among the participating Members pursuant to Section 9.2 of the LLC Agreement.

(e) If Parent issues a Drag-Along Notice, to the extent that the Restricted Units are entitled to a vote under applicable Law, the Participant agrees to vote for, consent to and raise no objections with respect to the Restricted Units against the Drag-Along Sale that is the subject to the Drag-Along Notice. If the Drag-Along Sale is structured as a (i) merger or consolidation, the Participant shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation with respect to the Restricted Units or (ii) sale of Securities, the Participant shall agree to sell its Dragged Units in accordance with this Section 5 on the terms and conditions approved by Parent. The Participant shall take all necessary or desirable actions in connection with the consummation of the Drag-Along Sale as reasonably requested by Parent and/or the Company.

6. Legend on Certificates. Any Unit Certificates representing Restricted Units delivered to the Participant as contemplated by Section 3 above shall be subject to such stop transfer orders and other restrictions as required by the LLC Agreement and any other stop transfer orders and other restrictions that the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, and the Committee may cause a legend or legends to be put on any such Unit Certificates to make appropriate reference to such restrictions.

7. No Right to Continued Employment. The granting of the Restricted Units evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

8. Transferability. Except as provided in Section 5 hereof or in Section 6.1 of the LLC Agreement, the Restricted Units may not be Transferred by the Participant without the prior written consent of the Board, which consent may be withheld or delayed by the Board in its sole discretion, and any such purported Transfer without such consent shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a Transfer; and provided, further, that any Restricted Units that have vested in accordance with Section 2 hereof may be Transferred to a Permitted Transferee but only if the Transferor complies with the provisions of Section 5.1 of the LLC Agreement, or any other applicable provision thereof. A “Permitted Transferee” is, in the case of a natural Person, (i) the spouse, issue, parents, grandparents, grandchildren, aunts, uncles, nieces and nephews (in each case, whether natural or adopted) of such natural Person; and (ii) any trust established solely for the exclusive benefit of such natural Person or any of the Persons referred to in the foregoing clause (i).

9. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Units, their grant or vesting or any payment or transfer with respect to the Restricted Units and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. In connection with the foregoing, the Participant shall, in accordance with the applicable provisions of Section 9.5 of the LLC Agreement, elect to recognize the fair value of the Restricted Units upon the Grant Date pursuant to Section 83 of the Code. The Participant is hereby advised to seek the Participant’s own tax counsel regarding the taxation of the grant of Restricted Units made hereunder.

10. Securities Laws. Upon the grant and/or vesting of any Restricted Units, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of is Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

13. Restricted Unit Award Subject to Plan and LLC Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the LLC Agreement. The Restricted Unit Award and the Restricted Units granted hereunder are subject to the Plan and the LLC Agreement. The terms and provisions of the Plan and the LLC Agreement, as each may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan and the LLC Agreement, the applicable terms and provisions of the Plan and the LLC Agreement, as applicable, will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the LLC Agreement, the applicable terms and provisions of the LLC Agreement will govern and prevail.

14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Team Health Holdings, L.L.C.

By:

Participant

Name:
Address:

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